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                                                              EXHIBIT 10(iii)(b)

                               EXXON CORPORATION

        PLAN FOR DEFERRAL OF NONEMPLOYEE DIRECTOR COMPENSATION AND FEES
          (AS AMENDED BY THE BOARD OF DIRECTORS ON JANUARY 28, 1987)

1. PURPOSE:

     The purpose of the Exxon Corporation Plan for Deferral of Nonemployee Director Compensation and Fees (the "Plan") is to provide nonemployee Directors of Exxon Corporation (the "Corporation") with an opportunity to defer compensation as a Director.

2. EFFECTIVE DATE OF THE PLAN:

     The Plan shall become effective May 15, 1980.

3. PARTICIPANTS:

     Any Director of the Corporation who is not, at the time of filing the election referred to in Section 4, an employee of the Corporation or of an affiliate of the Corporation is eligible to participate in the Plan.

4. ELECTION TO DEFER COMPENSATION:

     (a) TIME OF ELECTION: An election to defer compensation shall be made by a Director at, or prior to, the time of election to the Board for the relevant elected term and prior to the right to receive any compensation for such term. An election shall continue in effect until the end of the participant's service as a Director or until the end of the elected term during which the Director gives to the Corporation written notice of the discontinuance of the election, whichever shall occur first. Such a notice of discontinuance shall operate prospectively from its effective date and compensation payable during any subsequent term of office shall not be deferred, but compensation theretofore deferred shall continue to be withheld and shall be paid in accordance with the notice of election pursuant to which it was withheld.

     (b) AMOUNT OF DEFERRAL: A participant may elect to defer receipt of all or a specified portion of the compensation otherwise thereafter payable to such participant for serving on the Board of Directors of the Corporation and attending meetings or Committee meetings thereof.

     (c) MANNER OF ELECTING DEFERRAL: A participant shall elect to defer compensation by giving written notice to the Corporation in the form attached hereto as Exhibit A or such other form as is approved by the Board. Such notice shall include:

         (1) the percentage or amount of compensation to be deferred,

         (2) an election of a lump-sum payment or of a number of annual installments (not to exceed five) for the payment of the deferred compensation, and

         (3) the date of the lump-sum payment or the first installment payment (which shall not be earlier than January 15 of the year following the year in which service as a Director terminates nor later than January 15 first following the participant's 72nd birthday or such other date as may be approved by the Board).

5. DEFERRED COMPENSATION ACCOUNT:

     For each participant there shall be established a deferred compensation account ("Account") which will be credited (i) at the time such amount would otherwise by payable, with the amount of any compensation receipt of which the participant has elected to defer, and (ii) at the end of each year or initial or terminal portion of a year, with deemed interest, at an annual rate equivalent to the weighted average prime lending rate of Citibank N.A. for the relevant year or portion thereof ("interest equivalents"), upon the average daily balance in the Account during such year or portion thereof.

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6. VALUE OF DEFERRED COMPENSATION ACCOUNT:

     The value of each participant's Account shall consist of compensation deferred and the interest equivalents described in Section 5. All credits to an Account shall be credited with interest equivalents in relation to the period from the date credited to the date of withdrawal. For this purpose the date of withdrawal shall be deemed to be (i) the close of business December 31st of the year preceding payment or (ii) if payment is made because of death, then the date of death. As promptly as practicable following the close of each calendar year a statement will be sent to each participant as to the balance in the participant's Account as of the end of such year.

7. PAYMENT OF DEFERRED COMPENSATION:

     No withdrawal may be made from a participant's Account except as provided in this Section.

     The balance in a participant's Account is payable in cash in the manner elected as provided in Section 4. If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the participant's Account as of December 31st of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of installments elected. The amount of each subsequent payment shall be a fraction of the balance in the participant's Account as of December 31st of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.

  In the event of a participant's death, the balance in the participant's Account (including interest equivalents in relation to the elapsed portion of the year of death) shall be determined as of the date of death and such balance shall be paid in a single payment to the participant's estate as soon as reasonably possible thereafter.

8. PARTICIPANT'S RIGHTS UNSECURED:

     The right of a participant to receive any unpaid portion of the participant's Account shall be an unsecured claim against the general assets of the Corporation.

9. NON-ASSIGNABILITY:

     The right of a participant to receive any unpaid portion of the participant's Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

10. ADMINISTRATION:

     The Administrator of the Plan shall be the Secretary of the Corporation. The Administrator shall have authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof.

11. AMENDMENT AND TERMINATION:

     This Plan may at any time be amended, modified or terminated by the Board of Directors of the Corporation. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's rights with respect to amounts accrued in the participant's Account.

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                                                                       EXHIBIT A

                               EXXON CORPORATION
        PLAN FOR DEFERRAL OF NONEMPLOYEE DIRECTOR COMPENSATION AND FEES
                                 ELECTION FORM

TO: CORPORATE SECRETARY

     In accordance with the provisions of the Plan for Deferral of Nonemployee Director Compensation and Fees, I hereby elect to defer future compensation (excluding expense reimbursements) otherwise payable to me for services as a Director of Exxon Corporation.

          Amount of Deferral:   % of Board compensation or $
                                % of committee compensation or $
                                % of Board meeting fees.
                                % of committee meeting fees.

     The compensation deferred is to be paid to me in      (insert number not to
exceed five) annual installments, the first of which is to commence on (choose one):

          _____ January 15th of the calendar year following the year in which my services as a Director terminate.

          _____ January 15, 19     (a date subsequent to expected
                termination but preceding my 73rd birthday).

     In the event of my death before receiving the entire balance in my Account, the unpaid balance shall be paid as soon as reasonably possible to my estate in a single payment.

     This election is subject to the terms of the Exxon Plan for Deferral of Nonemployee Director Compensation and Fees, adopted to become effective May 15, 1980, and on file with the records of the Corporation.

Date:____________________               _______________________________________
                                                  Signature of Director

     Received on this _____ day of _____________________, 19 ____ on behalf of
Exxon Corporation.

By __________________________
          Secretary